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        TACT(R)
THE A CONSULTING TEAM, INC.


FOR IMMEDIATE RELEASE

Company Contact:
Richard D. Falcone, CFO                                    Gene Marbach
TACT                                                       Makovsky & Company
732-499-8228                                               212-508-9645
rfalcone@tact.com                                          gmarbach@makovsky.com

              TACT REQUESTS NASDAQ HEARING REGARDING LISTING STATUS

NEW YORK, New York, (August 15, 2001) - TACT (Nasdaq NNM: TACX) today announced that it received a Nasdaq Staff Determination indicating that the Company fails to comply with the Minimum Bid Price and Market Value of Public Float requirements for continued listing of its securities and, therefore, is subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. The panel will determine whether the Company's stock will continue trading on the Nasdaq National Market or if it will transition to the Nasdaq Bulletin Board System. There can be no assurance the Panel will grant the Company's request for continued listing. If the Company's stock transitions to the Bulletin Board System, it will continue to trade under its current ticker symbol.

About TACT

TACT (Nasdaq: TACX) is an end-to-end IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT provides its clients with modernization services, which include the e-Valuation of systems that should be replaced and rewritten, enhanced, converted or Web Enabled. Replacement systems are written or re-written as Web Based utilizing state of the art leading tools such as Java and Visual Studio. More information about TACT(R) can be found at its web site at http://www.tact.com.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001.